Exhibit 10.39
                                                                   -------------
                                    SUBLEASE

THIS SUBLEASE dated January 1, 2003 between ePresence, Inc. (the "Sublandlord") and Switchboard, Inc. (the "Subtenant").

                                    ARTICLE I

                                 REFERENCE DATA

     1.1 Subjects Referred To.
         --------------------

     Each reference in this Sublease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

Date of Sublease:           January 1, 2003

Sublandlord:                ePresence, Inc., a Massachusetts corporation

Sublandlord's Address:      120 Flanders Road, Westborough, Massachusetts 01581

Subtenant:                  Switchboard, Inc., a Delaware corporation

Subtenant's Address:        120 Flanders Road, Westborough, Massachusetts 01581

Headlandlord:               Commonwealth Westborough Limited Partnership

Headlandlord's Address      c/o J.F. White Properties, Inc.
                            One Gateway Center, Suite 500
                            Newton, MA 02158

Headlease:                  Lease Agreement dated April 21, 1989 by and
                            between CB Westborough C limited
                            Partnership, as landlord, and Sublandlord as tenant, as amended from time to time.
                            Commonwealth Westborough Limited Partnership is the successor in interest to CB-Westborough C Limited Partnership.

Headlease                   Premises: The premises situated at 120
                            Flanders Road, Westborough, Massachusetts, as described in the Headlease, containing approximately 79,203 rentable square feet
                            (constituting all of the rentable square feet in the building) (the "Building").

Premises:                   The Premises are shown in Exhibit B attached hereto.

Rentable Floor Area
Of Premises:                17,463 on the first floor of the Building including
                            common areas.

Commencement Date:          January 1, 2003

Term Expiration Date:       December 31, 2003

Rent Commencement Date:     January 1, 2003

Monthly Fixed Rent:         $18,918.25  ($13.00 per Sq. Ft.)

Security Deposit:           None

Utilities:                  All provided except for electricity, telephone and
                            Internet connectivity.

Electricity:                Separately metered, paid for by Subtenant directly
                            to utility company.

Permitted Uses:             All permitted uses in Headlease.

Parking Spaces Under the terms of the Headlease, Subtenant, at Subtenant's expense may install several visitor parking spaces in front of the entrance to the Premises. Subtenant shall be entitled to use of an additional 100 general parking spaces.

Signs: Subject to signage criteria of Headlandlord under the terms of the Headlease, Subtenant, at Subtenants expense, may place signage at the entrance to the Premises.

Cafeteria Access:           Allocated  on a per head  basis  at  commencement
                            of Sublease, and revised during the Term as applicable.

Health Club Access:         Ten (10) passes as included in Monthly Fixed Rent.


     1.2 Exhibits
         --------

     The exhibits listed below in this section are incorporated in this Sublease by reference and are to be construed as part of this Sublease.

         EXHIBIT A                  Headlease
         EXHIBIT B                  Floor Plan of Premises


                                   ARTICLE II

                                PREMISES AND TERM

     2.1  Premises.  Subject to and with the benefit of the  provisions  of this
          --------
Sublease, Sublandlord hereby subleases the Premises to Subtenant, and Subtenant subleases the Premises from Sublandlord. The Premises are subleased in their condition "as is" on the Commencement Date.

     2.2  Term.  To have  and to hold  beginning  on the  Commencement  Date and
          ----
continuing until the Term Expiration Date (the "Term"), subject to earlier termination as provided herein.

                                   ARTICLE III

                                      RENT

     3.1 Monthly Fixed Rent.  Subtenant  shall Pay Sublandlord the Monthly Fixed
         ------------------
Rent in advance on the first calendar day of each month included in the Term, Commencing on the Rent Commencement Date. Monthly Fixed Rent shall include HVAC, security and nightly janitorial service five (5) days per week.

     3.2 Additional Rent. Pursuant to the Headlease,  Sublandlord is required to
         ---------------
pay 100% of all operating, tax, maintenance and repair costs for the Building (as such terms are defined in the Headlease), and such other amounts payable as in the Headlease (collectively, the "Operating Costs"). Subtenant shall pay Sublandlord as additional rent hereunder, 22% of any increase over the base year of all Operating Costs allocable to the periods of time included in the Term (the "Additional Rent"). The Base Year for Operating Costs and Taxes are 2003. Subtenant shall pay such amounts within ten (10) days of billing by Sublandlord, which bills shall include, where applicable, copies of the applicable statements from Headlandlord. Any surplus shall be promptly refunded to Subtenant and Subtenant shall promptly pay any deficit in such payments after the Headlandlord finally determines the amounts payable by the Sublandlord under the Headlease. Capital repairs and repairs to the roof, structural elements and Building systems shall be the sole responsibility of the Sublandlord and shall not be included in the Operating Costs.

     3.3  Electricity.   A  separate  meter  for  the  measurement  of  electric
          -----------
consumption has been installed covering the Premises. Subtenant shall pay for such electric consumption directly to the utility company providing such service.

     3.4  Telephone.  Sublandlord  and  Subtenant  have  entered into a separate
          ---------
agreement covering charges for telephone usage.

     3.5 Internet  Connectivity.  Subtenant shall be responsible for payment for
         ----------------------
its internet connectivity.

     3.5 Payments.  All payments of Monthly Fixed Rent and Additional Rent shall
         --------
be made to Sublandlord at Sublandlord's Address set forth in Section 1.1, or to such other address as Sublandlord may designate by notice to Subtenant from time to time.


                                   ARTICLE IV

                              SUBTENANT'S CONENANTS

     Subtenant covenants during the Term and such further time as Subtenant occupies any part of the Premises:

     4.1  Subtenant's  Payments.  Subtenant  shall pay all  Monthly  Fixed Rent,
          ---------------------
Additional Rent and any other amounts payable when due.

     4.2 Maintenance and Repair.  Subtenant  shall, at its own cost and expense,
         ----------------------
keep and maintain all parts of the interior of the Premises in good condition in accordance with the Headlease.

     4.3  Occupancy and Use.  Subtenant  shall not use the Premises for any uses
          -----------------
other than the Permitted Uses, and shall not make use of the Premises which is prohibited by any applicable law, ordinance, code, regulation, license, permit, variances or governmental order.

     4.4 Alterations and additions.  Subtenant shall not make any  improvements,
         -------------------------
repairs, alterations, replacements, decorations and/or additions to the Premises without first obtaining the written approval of the Sublandlord, which approval shall not be unreasonably withheld or delayed, and the written approval of the Headlandlord on the terms and conditions set forth in the Headlease.

     All construction work required or permitted by this Sublease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building.

     4.5  Assignment and  Subletting.  Except with  Sublandlord's  prior written
          --------------------------
consent, which consent shall not be unreasonably withheld or delayed, Subtenant shall not assign, transfer, mortgage or pledge this Sublease, or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises, or suffer or permit this Sublease or the leasehold estate hereby created or any other rights arising under this Sublease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Subtenant. Any attempted assignment, transfer, mortgage, pledge, sublease or encumbrance without such consent shall be void.

     In the event that any assignee or transferee of Subtenant pays to Subtenant any amount in excess of the Monthly Fixed Rent, Additional Rent and any amounts and/or charges then payable hereunder, Subtenant shall promptly pay one hundred
(100) percent of said excess to Sublandlord as and when received by Subtenant. If Subtenant shall receive from any assignee or transferee, either directly or indirectly, any consideration for the assignment of this Sublease, either in the form of cash, goods or services, Subtenant shall pay an amount equivalent to one hundred (100) percent of such consideration to Sublandlord as and when received by Subtenant.

     Notwithstanding the foregoing, any assignment, transfer, mortgage or pledge of this Sublease is subject to and conditioned upon receipt of the prior written consent of the Headlandlord as provided in the Headlease.

     No assignment or subletting shall affect the continuing primary liability of Subtenant (which, following the assignment, shall be joint and several with the assignee).

     4.6 Indemnification. Except to the extent caused by the gross negligence or
         ---------------
willful misconduct of Landlord, its agents, servants or employees, Subtenant shall indemnify and hold harmless Sublandlord, Sublandlord's agents and employees, from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees and damages, both real and alleged, arising out of or in connection with Subtenant's use and possession of the Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or the Headlease to be performed by the Subtenant hereunder, or any injury to person or damage to property on or about the Premises, resulting in part or whole by the negligence or misconduct of Subtenant, its agents, servants or employees. Sublandlord agrees to indemnify and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of the failure of Sublandlord, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Headlease to be performed by Sublandlord Hereunder.

     4.5 Insurance.  Subtenant  shall  maintain in responsible  companies with a
         ---------
general policy rating of A or better and a financial class of VI or better by A.M. Best, Inc. and qualified to do business and in good standing in Massachusetts, comprehensive general liability insurance covering the Premises insuring Sublandlord and Headlandlord as well as Subtenant, with limits which shall at the commencement of the term, be at least $2,000,000 per occurrence in respect to injury to person (including death) and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the Marlborough and Westborough areas with respect to similar properties, property damage insurance which shall at the commencement of the Term be at least $500,000 per occurrence in respect to property damage or destruction, including loss or use thereof and worker's compensation insurance with statutory limits covering all of Subtenant's employees working in the Premises. In addition, Subtenant shall be responsible for insuring its personal property. Prior to the Commencement Date, Subtenant shall deposit promptly with Sublandlord, certificates of such insurance naming Sublandlord and Headlandlord as additional insured, and all renewals thereof not less than fifteen (15) days prior to expiration bearing the endorsement that the policies will not be cancelled or change to reduce insurance provided thereby until after thirty (30) days written notice to Sublandlord.


                                    ARTICLE V

                               CASUALTY AND TAKING

     5.1 Termination of Headlease. In the event that during the Term, all or any
         ------------------------
part of the Premises or the Headlease Premises are destroyed or damaged by fire or other casualty, or taken by eminent domain, and either Sublandlord or Headlandlord terminates the Headlease pursuant to its terms because of such damage, destruction or taking, then this Sublease shall likewise terminate on the same date that the Headlease terminates. Sublandlord shall give Subtenant prompt notice of such termination and the date on which it shall occur.

     5.2 Repair and  Restoration.  In the event any such damage,  destruction or
         -----------------------
taking of the Premises and this Sublease is not  terminated  pursuant to section
5.1 above, then Sublandlord shall use reasonable effort to cause Headlandlord to repair and restore the Premises to the extent required by the terms of the Headlease.

     5.3  Reservation  of Award.  Any and all rights to receive  awards made for
          ---------------------
damages to the Premises and the leasehold hereby created accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, are reserved to Sublandlord and Headlandlord. Subtenant hereby releases and assigns to Sublandlord and Headlandlord all Subtenant's rights to such awards and covenants to deliver such further assignments and assurances thereof as Sublandlord and Headlandlord may from time to time request.

                                   ARTICLE VI

                                    HEADLEASE

     6.1  Sublease  Subject  to  Headlease.  This  Sublease  is  subject  to the
          --------------------------------
Headlease. Subject to the terms of this Section 6.1, all terms and conditions of the Headlease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord thereunder and Subtenant were the tenant. In case of a conflict between the incorporated provisions of the Headlease and the remaining provisions of this Sublease, the later shall control. Subtenant assumes and agrees to perform the tenant's obligations under the Headlease during the Term, except that the obligation to pay rent or other amounts to Headlandlord under the Headlease shall not be an obligation of Subtenant, and Subtenant shall pay the rent to Sublandlord under this Sublease. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Headlease.

     If the Headlease terminates as a result of a default or breach of the Subtenant under this Sublease and/or the Headlease, then the Subtenant shall be liable to the Sublandlord for the direct damages suffered as a result of such termination. Subtenant covenants not to commit or suffer any act or omission that will violate the Headlease.

     6.2 Excluded Obligations.  Notwithstanding anything to the contrary herein,
         --------------------
the incorporated provisions of the Headlease are amended or qualified as follows:

     i. Sublandlord  shall not be liable under any  circumstances  for a loss or
injury  to  property,  or  interference  with  Subtenant's   business,   however
occurring, incidental to any failure to furnish any utilities or services.

     ii. Sublandlord shall have no responsibility to perform or construct (or to pay the cost of performing or constructing) any repair, maintenance or improvement in or to the Premises, except as specifically set forth in Section
2.1 of this Sublease, and except for repair and maintenance of the Premises' HVAC systems, plumbing systems and twenty-four (24) hour card access system.

     iii. Rent shall be abated under this Sublease only to the extent that Sublandlord receives a corresponding rent abatement under the Headlease.

     iv. Wherever the Headlease grants to Sublandlord a grace or cure period, the corresponding grace or cure period under this Sublease shall be two (2) business days shorter in duration.

     The parties acknowledge that Sublandlord's ability to satisfy certain of its obligations to Subtenant under this Sublease is contingent upon the full and timely performance of Headlandlord's obligations under the Headlease. The parties further acknowledge that, while Sublandlord will use reasonable efforts to cause Headlandlord to perform its obligations under the Headlease, Sublandlord will not be liable to Subtenant for any breach of Sublandlord's obligations under this Sublease, nor shall any breach diminish Sublandlord's rights hereunder, where the same is caused by or attributable to failure of the Headlandlord to perform its obligations under the Headlease.

     6.3 Headlandlord's Rights.  Headlandlord shall have all rights with respect
         ---------------------
to the Premises which it has reserved to itself as landlord under the Headlease.

     6.4 Termination of Headlease. In the event that Headlandlord terminates the
         ------------------------
Headlease pursuant to its terms or the Headlease otherwise terminates or Expires, this Sublease shall likewise simultaneously terminate.


                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Notices from One Party to the Other.  All notices required or permitted
         -----------------------------------
hereunder shall be in writing, duly signed by the party giving such notice and transmitted by prepaid registered or certified mail, return receipt requested, by telegram or telefax, or delivered by hand and addressed as follows:

         to Sublandlord:            ePresence, Inc.
                                    120 Flanders Road
                                    Westborough, MA 01581
                                    Fax. No. (508) 836 3281
                                    Attn. Contracts and Legal Dept.

         To Subtenant:              Switchboard, Inc.
                                    120 Flanders Road
                                    Westborough, MA 01581
                                    Fax. No. (508) 898 8222
                                    Attn. General Counsel

Or to such other address as Sublandlord or Subtenant shall designate by written notice to each other. Any notice shall be deemed duly given on the second business day following the date of mailing, or when delivered to such address by hand, or if transmitted by telefax or telegram, on the business day received.

     7.2 Estoppel Certificates. Upon not less than twenty (20) days prior notice
         ---------------------
by the Sublandlord, Subtenant shall execute, acknowledge and deliver to Sublandlord a statement in writing, addressed to such person as Sublandlord shall designate, certifying (a) that this Sublease is unmodified and in full force and effect, (b) the dates to which Monthly Fixed Rent, additional Rent have been paid, and (c) that Sublandlord is not in default hereunder (or if in default, specifying the nature of such default in reasonable detail). The person to whom it is addressed as to the facts stated therein may rely upon any such certificate.

     7.3 Brokerage.  Subtenant and  Sublandlord  mutually  represent and warrant
         ---------
that they have dealt with no broker in connection with this transaction. Each agrees to defend, indemnify and save the other harmless from and against any and all costs, expenses or liability for any compensation, commission or charges claimed by any broker or agent with respect to the indemnifying party's dealings in connection with this Sublease.

     7.4  Applicable  Law.  This  Sublease  shall be governed  and  construed in
          ---------------
accordance with the laws of the Commonwealth of Massachusetts.

     7.5 Security Deposit. None required.
         ----------------

     7.6 Construction.  If any terms,  covenant,  condition or provision of this
         ------------
Sublease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this sublease and there application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties.

     This Sublease constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supercedes all prior discussions, undertakings or agreements, including without limitations the Offer to Sublease, between the parties.

     There are no oral or written agreements between Sublandlord and Subtenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by authorized representatives of Sublandlord and Subtenant.

     The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Sublease.

     Unless repugnant to the context, the words "Sublandlord" and "Subtenant" appearing in this Sublease shall be construed to mean those named above and their respective heirs, executors, administrators, successor and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Sublease upon Subtenant shall be joint and several.

     7.7 Access and Security.  Normal  Building hours shall be from 7:00a.m.  to
         -------------------
6:00p.m. Monday through Friday. The Building has a twenty-four (24) hour card access system. Subtenant shall be responsible for its own security access at the entrance to the Premises.

     7.8 Signs.  Subject to the prior written  approval and signage  criteria of
         -----
Headlandlord under the terms of the Headlease, Subtenant, at Subtenant's expense, may place signage at the side entrance to the Premises.

     7.9 Cafeteria.  Subtenant  shall have the right to use the cafeteria in the
         ---------
Building during the Term of this Sublease under the terms of a cost sharing arrangement separate from this agreement.

     7.10 Health Club Access.  Sublandlord shall make available to Subtenant, at
          ------------------
no additional cost to Subtenant, ten (10) passes to the health club located in the Building for use during the Term of this Sublease.

     THIS  SUBLEASE  is  executed  as  a  sealed   instrument  in  two  or  more
counterparts on the day and year first written above.

SUBLANDLORD                                 SUBTENANT

EPRESENCE, INC.                             SWITCHBOARD, INC.

By:    /s/Richard M. Spaulding        By:    /s/Robert P. Orlando
       -----------------------               --------------------
Name:  Richard M. Spaulding           Name:  Robert P. Orlando
       --------------------                  -----------------
Title: SVP & CFO                      Title: VP & CFO
       ---------                             --------